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                                                                   Exhibit 10.14

                              REAL ESTATE CONTRACT

     THIS REAL ESTATE CONTRACT ("Contract") is made this 5th day of July, 2005 (the "Effective Date"), by and between The Shaeffer Family, L.L.C., a West Virginia limited liability company, and WEST END GROUP OF INVESTORS, LLC, a WEST Virginia limited liability company (hereinafter, collectively, "Seller") and STANLEY MARTIN COMPANIES, INC., a Maryland corporation (hereinafter, "Buyer").

                                   WITNESSETH:

     WHEREAS, Seller is the owner of a certain parcel of unimproved real property once known as the "Burns Property" located in Jefferson County, West Virginia, described as Parcel ___, on Tax Map ____, containing, in the aggregate, 151 acres, more or less, and more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference (said parcel, as finally configured, together with all improvements, appurtenances, rights, privileges, and easements benefiting, belonging or pertaining thereto, being hereinafter referred to as the "Property"); and

     WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Property in accordance with the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the foregoing recitals, and of the covenants and undertakings provided for herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. AGREEMENT OF SALE AND PURCHASE. Seller agrees to sell and convey the Property to Buyer, and Buyer agrees to purchase the Property from Seller, under the terms and conditions set forth below.

     2. PURCHASE PRICE. THE PURCHASE PRICE FOR THE PROPERTY (THE "PURCHASE PRICE") SHALL BE FIFTEEN MILLION DOLLARS

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($15,000,000.00) PAID IN CASH, WIRED FUNDS OR BANK CERTIFIED CHECK ON THE
SETTLEMENT DATE LESS THE DEPOSIT TO BE POSTED WITH CONTRACT AS RECITED BELOW.

     3. DEPOSIT.

          3.1 Within five (5) business days following the Effective Date hereof, Buyer shall deliver to The Law Offices of John McCormick, Attorney for Seller, as Escrow Agent, with offices in Chapel Hill, North Carolina an initial deposit, in the form of One hundred Thousand Dollars ($100,000.00) (Cash or Check) and a promissory note in the amount of Four Hundred Thousand Dollars ($400,000.00) (the "Note Deposit) (collectively, the "Initial Deposit"). Provided this Contract is not earlier terminated in accordance with the terms contained herein, within five (5) business days after the expiration of the Study Period, Buyer shall then deliver to Escrow Agent its certified or cashier's check in the amount of Four Hundred Thousand Dollars ($400,000.00) (the "Note Replacement Deposit") (the Initial Deposit and the Note Replacement Deposit shall hereinafter collectively be referred to as the "Deposit"). The Deposit shall be immediately disbursed by Escrow Agent to Seller c/o The West End Group of Investors, LLC, at which time Seller shall execute and deliver to Buyer in recordable form deed of trust covering the Property (the "Deed of Trust") which secures Seller's obligation to return to Buyer the Deposit in accordance with the terms and conditions of this Contract. The Deed of Trust shall be in the form attached hereto as Exhibit "B" and incorporated herein by reference. After release of the Deposit to Seller by Escrow Agent, Seller shall be entitled to hold, invest and otherwise utilize the Deposit in any manner in which Seller elects, in its sole discretion, and any interest earned by Seller on the Deposit shall be solely for the benefit of Seller. In the event any provision of this Contract entitles Buyer to obtain the return of the Deposit, then Seller shall return the Deposit to Buyer within ten (10) days after Seller's obligation to return such Deposit

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arises. In the event that Seller fails to return the Deposit to Buyer within such ten (10) day period, then interest shall thereafter accrue on the amount of the Deposit at the rate of twelve percent (12%) per annum, prorated on a per diem basis, for the time period commencing on the first (1st) day after the expiration of such ten (10) day period and ending on the date that the Deposit is received by Buyer. In addition, if the Deposit is not returned to Buyer within such ten (10) day period, then Buyer shall be entitled to assert all claims and causes of action which may be available to Buyer at law or in equity in order to obtain the return of the Deposit, including (without limitation) Buyer's right to exercise its remedies under the Deed of Trust. Upon the return of the Deposit by Seller to Buyer pursuant to the terms and conditions of this Contract, or upon any termination of this Contract for any reason which would entitle Seller to retain the Deposit hereunder, Buyer shall promptly execute and cause to be recorded among the County land records a release of the Deed of Trust.

          3.2 The Deposit, unless otherwise applied in accordance with the terms of the Contract, shall be credited against the Purchase Price at settlement hereunder (as defined in Section 5 below) as hereinafter set forth.

     4. STUDY PERIOD, RIGHT OF ENTRY

          4.1 Buyer is hereby granted the right, at its sole cost and expense, during the term of this Contract, to enter upon the Property and to cause such boring, engineering, environmental, water, percolation, absorption, storm sewer, traffic, utilities, topographic, and/or other tests, investigations, market studies and/or other studies as Buyer may determine to make. In the event that any of such tests, investigations and/or studies indicate, in Buyer's sole discretion, that Buyer's intended use of the Property would not be economically feasible or otherwise prudent, then, and in that event, Buyer shall have the right, at its option, at any time prior to the close of business on a day which is forty-five (45) days following the Effective Date (the "Study Period"), to

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terminate this Contract by giving written notice to Seller, with a copy to the
Escrow Agent (in the manner specified in paragraph 17 hereof), whereupon, the Initial Deposit together with the "NOTE" Deposit shall be returned to Buyer and both parties shall be released from any further liability or obligation to each other.

          4.2 Buyer shall notify Seller prior to its entry onto the Property by telephone (and if Seller is unavailable, a voice message shall be sufficient notice) and shall be responsible for any damage which may result from such entry onto the Property, and that of its agents, employees, engineers and contractors ("Related Parties"), and shall indemnify and hold Seller harmless from and against any loss, arising out of, or with respect to, such entry by itself or any Related Parties onto the Property. Buyer shall, at the conclusion of such tests, restore the Property to substantially the condition that it was in prior to such entry. This provision shall survive any termination of this Contract. Prior to Buyer's entry onto the Property, Buyer shall provide Seller with evidence reasonably satisfactory to Seller that Buyer has, in full force and effect, a paid liability policy with coverage in an amount no less than One Million Dollars ($1,000,000) per occurrence. Buyer shall, if so requested by Seller, instruct its insurance carrier to name Seller as an additional insured with respect to such policy and provide Seller with proof thereof.

          4.3 In the event that Buyer terminates this Contract, Buyer shall deliver to Seller, without warranty, at no cost to Seller, all results of the engineering, environmental, marketing and other studies performed in connection with, and all plans, agreements, approvals and permits secured for the Property, provided, however, Buyer shall not deliver any proprietary information or materials to Seller.

     5. PAYMENT OF THE PURCHASE PRICE.

          On the Settlement Date (as hereinafter provided for in Section 9), Buyer shall pay the Purchase Price to Settlement Agent in cash, by certified or cashier's

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check, or by wire transfer of immediately available funds. The Deposit shall be credited against the Purchase Price payable at Settlement. Immediately upon recordation of the special warranty deed conveying the Property to Buyer, which recordation shall occur by close of business on the second business day after the date on which Seller delivers the deed to Settlement Agent and satisfies all related conditions of settlement provided for in this Contract (the "Settlement"), Settlement Agent shall disburse to Seller the Purchase Price and due to Seller less and except the Deposit and any closing costs required to be paid by Seller in accordance with the terms hereof.

     6. ENGINEERING DATA AND OTHER INFORMATION. Sketch Plan Approval was obtained by the Ranson City Council on Monday, the 16th of May, 2005 and the Seller agrees to deliver to the Buyer, within five (5) calendar days after the Effective Date of this Contract, without warranty, and free of charge and cost to the Buyer, copies of any and all engineering, application fees, environmental and architectural reports and data, all plans, including, but not limited to concept, preliminary, conservation and storm water management plans, copies of permits, the most current title report or policy issued to Seller for the Property, any surveys of the Property and current tax bills for the Property (collectively the "Data") heretofore caused to be prepared or assembled with respect to the Property, in Seller's possession or subject to its control. Seller makes no representation or warranty about the accuracy, reliability or completeness of the Data other than that Seller has no actual knowledge of any material inaccuracy or error in such Data, except as Seller may disclose in writing to Buyer simultaneously with the delivery of such Data to Buyer. Seller hereby agrees to fully cooperate during the Study Period with all reasonable requests by Buyer for documentation other than the Data related to the Property. In the event that the Buyer does not purchase the Property, Buyer agrees to return the Data received from Seller to Seller. PROVIDED THAT BUYER DOES NOT TERMINATE THE CONTRACT PRIOR TO THE EXPIRATION

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OF THE STUDY PERIOD, BUYER SHALL AGREE TO ASSUME THE FINANCIAL OBLIGATIONS OF
THE ENGINEERING BEGINNING AT THE EXPIRATION OF THE STUDY PERIOD AND CONTINUE TO PURSUE, WITH DUE DILIGENCE, FINAL SITE PLAN APPROVAL AS OF THE EXPIRATION OF THE STUDY PERIOD. SUCH EFFORT AND COST SHALL BE AT BUYER'S EXPENSE. BUYER SHALL CONTINUE TO USE THE SERVICES OF RESOURCE INTERNATIONAL, LTD OF ASHLAND, VIRGINIA AND RANSON, WEST VIRGINIA. BUYER SHALL USE REASONABLE EFFORTS TO ENGAGE RESOURCE INTERNATIONAL AND ENTER INTO A MUTUALLY AGREEABLE CONTRACT WITH RESOURCE INTERNATIONAL DURING THE STUDY PERIOD.

     7. TITLE. At Settlement, title to the Property is to be good of record and in fact, fully marketable and insurable by a recognized title insurance company of Buyer's selection authorized to do business in the State of West Virginia at regular rates without exception, except for such matters which Buyer determines, in its sole discretion, would not prevent, materially impair or materially increase the cost of Buyer's intended development and construction on the Property.

          7.1 During the Study Period (the "Title Objection Period"), Buyer shall examine the status of title to the Property. If the examination of title discloses that title to the Property is not in a condition acceptable to Buyer, in its sole discretion, Buyer shall have the right, at Buyer's option, (i) to terminate this Contract prior to the expiration of the Title Objection Period and receive a refund of the Initial Deposit, whereupon both parties shall be relieved and discharged of any rights, liabilities or obligations hereunder, or
(ii) give notice to Seller of Buyer's title objections, as hereinafter set forth.

          7.2 In the event that title is not acceptable to Buyer, and Buyer elects option (ii) in Paragraph 7.1 above, Buyer shall notify Seller of its specific objections to title ("Buyer's Title Objections") within the Title Objection Period. The failure of Buyer to notify Seller of Buyer's Title Objections prior to the end of the Title Objection Period shall be deemed approval of the state of the title to the Property and Buyer shall have

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no further right to object to the condition of title, except for matters arising after the effective date of Buyer's title examination together with any unacceptable matters which may be reflected on any survey of the Property obtained by Buyer. Within ten (10) days after receipt of the Buyer's Title Objections, Seller shall deliver written notice to Buyer identifying those matters contained in the Buyer's Title Objections that Seller shall elect to cure, or not to cure, prior to the Settlement Date ("Seller's Election"). If Seller shall fail to deliver the Seller's Election within such ten (10) day period, Seller shall be deemed to have elected not to cure Buyer's Title Objections. If Seller shall elect not to cure any or all of Buyer's Title Objections, Buyer shall, within ten (10) days after receiving Seller's Election, or within twenty (20) days after delivery of Buyer's Title Objections, if no such Seller's Election is received by Buyer, notify Seller as to whether Buyer shall elect to (i) terminate this Contract and receive a refund of the Initial Deposit, or (ii) waive its objections to those matters identified in Buyer's Title Objections that Seller shall not have affirmatively elected to cure, in which event such uncured title matters shall be deemed permitted exceptions to title. If Buyer shall fail to deliver its written election to Seller within the applicable period set forth in the preceding sentence, Buyer shall be deemed to have elected option (ii) (waiver of objections) and shall have waived its right to terminate this Contract pursuant to this Paragraph 7 on account of said identified Buyer's Title Objections and the same shall be deemed permitted exceptions to title. Seller covenants and agrees, at Seller's expense, to promptly take such legal action, or make such payment, as shall be necessary to cure such of Buyer's Title Objections as Seller shall have elected to cure by the Settlement Date herein specified.

          7.3 No later than the Settlement Date, Seller shall discharge and release any liens, deeds of trust or other monetary encumbrances affecting the Property, with the cash portion of the Purchase Price proceeds to be applied at Settlement for this purpose, as necessary, and Buyer shall not be required to designate

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such liens or monetary encumbrances as Buyer's Title Objections.

          7.4 Following the Effective Date, Seller shall cooperate with Buyer to create, modify, or release easements, rights-of-way, covenants, conditions or restrictions with respect to the Property which the parties reasonably agree are necessary or appropriate for the subdivision, development or use of the Property. The recordation of any such instruments shall require the consent of both parties, such consent not to be unreasonably withheld, conditioned or delayed.

          7.5. Following the Effective Date, Seller may not place new financing liens against Property and modify existing financing liens, without the prior written consent of Buyer. Any liens approved by Buyer shall be released by payment to the lender of an amount not exceeding the cash portion of the Purchase Price of the Property due to Seller at Settlement hereunder.

     8. SETTLEMENT COSTS.

          8.1 Buyer will order the examination of title and the preparation of all necessary conveyance papers, and except as otherwise provided herein, Buyer shall be responsible for all Settlement and title charges, and notary fees, if any, and all other costs associated with Settlement. Seller and Buyer shall each pay their own attorneys' fees with respect to this Contract. Seller shall pay a reasonable fee, not to exceed One Hundred Dollars ($100.00), for services rendered by Settlement Agent in connection with its performance of Settlement.

          8.2 The payment of all normal transfer costs, including state and local taxes, documenting stamps and the West Virginia Excise Tax on the privilege of transferring real property shall be shared equally by Seller and Buyer at Settlement hereunder.

     9. SETTLEMENT.

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          9.1 Settlement on the Property shall be held within thirty (30) days following the date on which the Conditions to Settlement set forth in Paragraph
9.3. have been satisfied (the "Settlement Date") but, in any event, no later then May 31, 2006, (the "Outside Settlement Date"). In the event the Conditions to the Settlement have not been met by the Outside Settlement Date, then either:
(i) Buyer may waive the unsatisfied Condition or Conditions and proceed to the Settlement, or (ii) Buyer may elect to terminate this Contract by written notice to Seller, at which time the Deposit shall be returned to Buyer, whereupon the parties shall be relieved and discharged of any rights and liabilities or obligations hereunder except Buyer's obligation to restore the Property as set forth in Section 4.3 above. Notwithstanding the foregoing, in the event that any of the Conditions to Settlement set forth in Paragraph 9.3 have not been satisfied in Buyer's sole discretion on or before the Outside Settlement Date, then Buyer may extend the Outside Settlement Date for three (3) consecutive extension periods of one (1) month each by delivering written notice of each such extension to Seller on or before the then-applicable Outside Settlement Date.

          9.2 Settlement shall be held in the Law Offices of James Crawford, Charles Town, West Virginia, or in another settlement agent's office in West Virginia selected by Buyer, which agency shall act as "Settlement Agent". The parties may tender its performance via federal express or other commercially recognized overnight delivery service. Deposit with the Settlement Agent of the Purchase Price due and payable at such Settlement, the special warranty deed of conveyance, the assignment and indemnification agreement described in paragraph 21 below, and such other instruments as are required of either party by the terms of this Contract, and delivery of possession of the Property free of any tenancies or other possessory rights whatsoever other than the permitted exceptions to title shall be considered good and sufficient tender of performance of the terms hereof.

          9.3 The obligation of Buyer under this Contract to proceed to

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Settlement under the terms prescribed herein is subject to the following conditions precedent (the "Conditions to Settlement"):

               (i) Title to the Property shall be in that condition required by the provisions of Paragraph 7 hereof.

               (ii) The representations and warranties of Seller set forth in Paragraph 15 hereof shall be true and correct in all material respects as of the Settlement Date.

               (iii) The City of Ranson shall have approved the Final Site Plan for the Property so that the Subdivision Plat is "Ready for Bonding" as more particularly set forth in Paragraph 14.1 herein.

               (iv) The Property shall be free of tenants or occupants.

               (v) Completion of the Storm Water Management Basin.

               (vi) The parties hereby acknowledge that certain off-site easements may be required in order for Buyer to develop the Property in an orderly and governmentally-approved manner in accordance with the Plan and Subdivision Plat. Therefore, this Contract shall be subject to (a) Buyer obtaining all such necessary (as determined by Buyer in Buyer's reasonable discretion) off-site easements that are required by applicable governmental authorities and are essential to develop a residential community, including retail establishments, on the Property in accordance with Buyer's intended development plans and (b) such easements being obtained and recorded among the applicable land records prior to the Settlement Date. If this condition is not satisfied on or before the Outside Closing Date (as the Outside Closing Date may be extended by Buyer pursuant to Paragraph 6 below), Buyer, at its option, may either (i) terminate this Contract by delivery of written notice to Seller by the Outside Closing Date, in which event the Deposit shall be returned to Buyer and the

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parties shall have no further rights or obligations under this Contract, or (ii)
waive such contingency and proceed to Settlement.

               (vii) On the Settlement Date, no action (such as the imposition of a sewer, water or building moratorium) shall have been taken or shall have been publicly announced to be taken or threatened to be taken by any applicable governmental authority which would materially and adversely affect obtaining building or occupancy permits or the installation of water and sewer facilities or other utilities to serve the houses and other improvements to be constructed on the Property, or which materially and adversely changes the procedures or extends the period for obtaining such permits or facilities or in any other manner prevents or materially delays construction of Buyer's intended improvements on the Property or prevents or materially delays such dwellings and other improvements from being effectively connected to a private or public sewer and water system or other private or public utilities.

          9.4 Seller shall deliver or cause to be delivered to the Settlement Agent on the Settlement Date an affidavit executed by the Seller, under penalty of perjury, stating Seller's United States Taxpayer Identification Number and further stating that Seller is not a foreign person, as that term is defined and as required in accordance with the Internal Revenue Code Section 1445, and such other customary and reasonable documents as the Settlement Agent and/or Buyer's title company may require.

     10. ADJUSTMENTS. Taxes, general and special, are to be adjusted to Settlement Date, according to a statement of taxes issued by the collector of taxes. Annual benefit charges and assessments, if any, payable on an annual basis are to be adjusted to the Settlement Date and, thereafter, assumed by Buyer.

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     11. DEFAULT.

          11.1 If Seller wrongfully fails to settle on the Property, and Buyer is ready, willing and able to perform, or if Seller shall otherwise default or breach any of the provisions of this Contract, then, provided Buyer has provided to Seller, in accordance with the provisions of Paragraph 17, written notice from Buyer specifying the nature of the breach or default, and Seller fails to cure the specified breach or default within fifteen (15) days after receipt of the notice, except in the event of a failure to timely settle hereunder on the Settlement Date, in which case no such right of notice and cure shall be in effect, Buyer may seek, as its sole right and remedy, one of the following: (i) receipt of a refund of the Deposit, in which event this Contract shall terminate and the parties shall have no further rights or liabilities to each other hereunder; or (ii) specific performance of this Contract and recovery of Buyer's actual damages caused by Seller.

          11.2 If Buyer shall fail to settle on the Property, and Seller is ready, willing and able to perform, or if Buyer shall otherwise breach or default under any of the provisions of this Contract, then, provided Buyer has received written notice from Seller specifying the nature of the breach or default, and Buyer fails to cure the specified breach or default within fifteen
(15) days after receipt of the notice, Seller, as its sole right and remedy, at law or in equity, may declare this Contract terminated, whereupon (i) Seller shall retain the Deposit as agreed liquidated damages and not as a penalty, and
(ii) Buyer and Seller shall be relieved of further liability hereunder, at law or in equity.

     12. RISK OF LOSS. The risk of loss or damage to the Property by fire or other casualty until the Settlement and recordation of the deed covering the Property is assumed by Seller.

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     13. VIOLATIONS OF GOVERNMENTAL ORDERS. Seller knows of no violations of municipal orders or requirements noted or issued by any department or governmental body having jurisdiction, or action in any Court on account thereof, against or affecting the Property. In the event that the same exists as of the Settlement Date hereunder, and provided that the same has not been caused by Buyer or any of its Related Parties, Seller shall be required to cure the same provided that the cost thereof does not exceed One Hundred Thousand Dollars ($100,000.00). In the event that the cost to cure the same exceeds One Hundred Thousand Dollars ($100,000.00) Seller shall have no obligation to cure the same. In such an event, however, Buyer may either (i) terminate this Contract and receive a return of its Deposit or (ii) pay the difference between One Hundred Thousand Dollars ($100,000.00) and the cost necessary to affect such cure and, if necessary to complete Settlement, the Settlement Date shall be delayed until a cure has been affected.

     14. PLAN AND PLAT APPROVALS.

          14.1. Following the expiration of the Study Period, Buyer shall be responsible to diligently pursue, at its expense, the final approval by the City of Ranson and all other applicable governmental authorities of the subdivision plan (the "Plat") and the subdivision plat (the "Subdivision Plat") for the Property in substantially the form of that shown on the plan attached hereto as Exhibit "A" for the Subdivision Plat to become Ready for Bonding; provided, however, that Seller shall be solely responsible for any costs or conditions associated with causing that certain parcel of unimproved real property containing approximately 15.25 acres, more or less, and more particularly shown on Exhibit "C" hereof (the "RANSON RETAIL Property") to be subdivided from the Property, except to the extent that Buyer has expressly agreed to be responsible for same pursuant to Section 21 below. For purposes of this Contract, the Subdivision Plat shall be deemed to be "Ready for Bonding" at such time as the Plan and the

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Subdivision Plat have been approved by the City Of Ranson and other governmental authorities and the Plan and the Subdivision Plat have been executed by the appropriate representatives of the City of Ranson evidencing such approval, subject only to Buyer (i) posting the required bonds and escrows and paying all final fees relating to the final approval and recordation of the Subdivision Plat, (ii) recording the final approved Subdivision Plat and the accompanying deed of subdivision among the applicable land records, and (iii) conveying to any homeowners' association, if applicable, any open space as reflected on the final approved Subdivision plat. Following the expiration of the Study Period, provided, that Buyer has not terminated this Contract, Buyer shall assume all ongoing rights and obligations under Seller's contract with the project's engineers, Resource International, Ltd. (the "Resource International Contract"), including but not limited to the obligation to make all payments due in connection therewith for services rendered after the expiration of the Study Period. A copy of such contract will be attached hereto during the first 7 days following the Effective Date and incorporated herein as Exhibit "D." Seller will not incur any engineering costs during the first 7 days following the Effective Date. Seller agrees, at no cost or expense to Seller, to cooperate with Buyer to the extent reasonably necessary for Buyer to submit, process and obtain all governmental approvals for the Plan and the Subdivision Plat, including by executing such applications and other documents as may be reasonably requested by Buyer or by the City of Ranson or other governmental authorities. Buyer and Seller agree that Buyer obtaining all necessary City of Ranson and other governmental approvals of the Plan and the Subdivision Plat so that the Subdivision Plat is Ready for Bonding is a condition precedent to Buyer's obligation to proceed to closing hereunder. Any changes to the Preliminary
Sketch Plan as shown on Exhibit "A-1" attached hereto, and the Plan and Subdivision Plats shall be submitted to and approved by Seller (such approval not to be unreasonably withheld, delayed or conditioned) prior to submission to the relevant governmental authority for

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approval.

     15. COVENANTS, REPRESENTATIONS AND WARRANTIES.

          15.1 Seller covenants, represents and warrants to Buyer that:

               15.1.1 Seller has full power and authority to enter into this Contract and to consummate the transaction described herein, without obtaining any approvals or consents. There are no legal actions, suits, or other legal or administrative proceedings pending or, to the best of Seller's knowledge, threatened against the Property or Seller, and Seller is unaware of any facts which might result in any such action, suit or other proceeding.

               15.1.2 Except as expressly provided for in Section 21 hereof, Seller has entered into no option, right of first refusal, or other contract or legal right of any kind, giving any party (other than the Buyer) any rights in all or any portion of the Property, including, without limitation, to purchase any portion thereof.

               15.1.2.(a) As of the Effective Date, Seller has conveyed to RANSON RETAIL Development, LLC ("Ranson Retail") the RANSON RETAIL Property.

               15.1.2 (b) Ranson Retail as agreed, under separate letters of understanding (to be turned over to Buyer within 7 days following the Effective
Date) to perform the following acts to improve the Property: (i) Bring up to the edge of the Property the 90 foot wide access road (the "Access Road") that will connect the north side of the Property to the newly constructed roadway through the commercial development and directly to RT 9 without other costs to the Seller, (ii) assume the cost and burden of building the sewer trunk line (the "Sewer Trunk Line") through the Property to connect to a pump station (that is located at the lower end of the Property), (iii) to construct the pump station and (iv) to build a 12 inch force main into the City of Ranson to presently installed 24 inch sanitary sewer line that connects to the Charles Town Waste Water Treatment Facility, (v) to provide a sewer disposal treatment plant (the "Sewer Disposal Treatment Plant") using a private sewer plant being constructed

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on the adjacent property (now fully approved) for a minimum of 20,500 gallons of sewer flow per day to the Property (in addition to the available sewer capacity being built by the City of Charles Town) into said facility at a cost to be paid for by Buyer, if Buyer so chooses. Said fees and contractual arrangements with Ranson Retail and other involved persons or companies are to be determined during the Study Period.

               15.1.2(c) Sellers have entered into an agreement with Alvarez Contractors, Ranson Retail and Marcus Enterprises (the "Storm Water Management Basin Agreement"), a copy of which is attached hereto as Exhibit "E," to construct a storm water management basin (the "Storm Water Management Basin") at the northern most part of the Property to serve all of the retail area being built and part of the Marcus Enterprises land together with part of the land owned by the Seller. Pursuant to the Storm Water Management Basin Agreement, funds in the amount of Five Hundred Thirty Seven Thousand and No/100 Dollars ($537,000) to construct the Storm Water Management Basin have been placed in Escrow by Seller with James Crawford, Attorney and Escrow Agent and construction on the Storm Water Management Basin is well underway and about 50% complete. The Seller shall continue to work with Alvarez Construction, Ranson Retail and the Marcus Enterprises to complete the Storm Water Management Basin by the end of July, 2005 at the expense of the Seller.

               15.1.3 Any contractors, subcontractors, laborers and material men performing work upon or furnishing labor and materials to improve or benefit the Property at Seller's request have been, or will be, paid in full by Seller in the ordinary course of business, but in any event, on or before the Settlement Date hereunder. Seller will execute the necessary affidavits required by Buyer's title insurance company that Seller has paid all of its expenses relevant to the Property.

               15.1.4 The Shaeffer Family, L.L.C. is a limited liability company, duly organized, validly existing and in good standing in the State of West Virginia. WEST END GROUP OF INVESTORS, LLC is a limited liability company, duly

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organized, validly existing and in good standing in the Commonwealth of West
Virginia, and is qualified to transact business in and in good standing under the laws of the State of West Virginia. The persons executing and delivering this Contract on behalf of Seller are duly authorized to do so and, once executed and delivered, this Contract shall be binding upon the Seller, enforceable in accordance with its terms, subject to the exercise of judicial discretion, in accordance with general principles of equity.

               15.1.5 Neither the execution of this Contract nor the consummation of the transactions contemplated hereby will:

               (i) Conflict with or result in a breach of, the terms, conditions or provisions of, constitute a default under, any agreement or instrument to which the Seller is a party;

               (ii) Violate any restriction to which the Seller is subject; or

               (iii) Constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order.

               15.1.6 To the best of Seller's knowledge and belief, but without independent investigation other than the Phase 1 Environmental Report secured from Resource International, LTD. of Charles Town, West, Virginia, a copy of which is attached hereto as Exhibit "F" (the "Environmental Report"), except as may otherwise be reflected in the Environmental Report, the Property does not contain any hazardous substance. For purposes of this paragraph "hazardous substance" means any matter giving rise to liability under the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. Section 6901, et seq, and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601, et seq, and the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Pub. L. No. 99-499, 100 Stat. 1613 (1986), all as amended, and any other Federal, state or municipal statute or regulation, or any common law theory based on nuisance or strict liability.

               15.1.7 Seller has not conducted or authorized the generation,

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transportation, storage, treatment or disposal at the Property of any hazardous substance or petroleum products.

               15.1.8 There is no pending or, to the best of Seller's knowledge and belief, threatened litigation or proceedings before any Court or administrative agency in which any person or entity alleges the presence, release, threat or release, placement on or in the Property, or the generation, transportation, storage, treatment, or disposal at the Property of any hazardous substance or petroleum products.

               15.1.9 Seller has not received any notice of, and has no actual or constructive knowledge, except as may be reflected in the Environmental Report, that any governmental authority or any employee or agent thereof, or private citizen, has determined, or threatens to determine, that there is a presence, release, threat of release, placement on or in the Property, or the generation, transportation, storage, treatment or disposal at the Property, of any hazardous substance or petroleum products.

               15.1.10 A true, correct and complete copy of the Storm Water Management Basin Agreement is attached hereto as Exhibit "E" and made a part hereof.

               15.1.11 After the Effective Date, Seller shall not, without Buyer's prior written consent (which may be withheld by Buyer in its sole and absolute discretion): (a) grant any easements or rights-of-way and/or other encumbrances over or through the Property, (b) enter into any agreements or any proffers or other commitments affecting the Property, of (c) further encumber the Property.

               15.1.12 To the best of Seller's knowledge, there are no cemeteries or other burial plots, archeological sites or historical sites located on the Property.

          15.2 Buyer hereby represents and warrants to Seller as follows:

               15.2.1 Buyer is a corporation, duly formed, validly existing and in good standing in the State of Maryland. The person executing and delivering this

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Contract on behalf of Buyer is duly authorized to do so and, once executed and delivered, this Contract shall be binding upon the Buyer, enforceable in accordance with its terms, subject to the exercise of judicial discretion, in accordance with general principles of equity.

               15.2.2 Buyer has full power and authority to enter into this Contract and to consummate the transaction described herein, without obtaining any approvals or consents. There are no legal actions, suits, or other legal or administrative proceedings pending or, to the best of Buyer's knowledge, threatened against the Buyer that could prevent Buyer from consummating the transactions contemplated hereby, and Buyer is unaware of any facts which might result in any such action, suit or other proceeding.

               15.2.3 Neither the execution of this Contract nor the consummation of the transactions contemplated hereby will:

               (i) Conflict with or result in a breach of, the terms, conditions or provisions of, constitute a default under, any agreement or instrument to which the Buyer is a party;

               (ii) Violate any restriction to which the Buyer is subject; or

               (iii) Constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order.

               15.2.4 Any contractors, subcontractors, laborers and materialmen performing work upon or furnishing labor and materials to study and secure approvals for the Property at Buyer's request have been, or will be, paid in full by Buyer in the ordinary course of business.

          15.3 All the representations and warranties contained herein are true and correct as of the date hereof and shall be true and correct on and as of the Settlement, with the same force and effect as though such representations and warranties had been made on and as of the Settlement. Such representations and

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warranties shall survive Settlement hereunder until that date which is ninety
(90) days after the date of the Settlement and shall thereafter be of no force and effect.

          15.4 Buyer acknowledges that Seller is not making and has not made any representations, warranties or covenants, except as set forth in the special warranty deed or otherwise in this Contract. Except for such representations, warranties and covenants as are set forth in the deed or otherwise in this Contract, Buyer acknowledges that Buyer is purchasing the Property "as is" and "where is" and confirms that neither Seller nor Seller's agents have made any representations or warranties concerning or with respect to the Property or the development, construction, ownership, use or operation thereof and Buyer is relying upon Buyer's investigation of the Property in making its decision to purchase the Property.

     16. CONDEMNATION. In the event that, as of the Settlement Date, a portion of the Property that would have a material and adverse effect on Buyer's intended use of the Property, as determined by Buyer in its reasonable discretion, or a material part of the Property is (or has previously been) acquired, or is about to be acquired, by authority of any governmental agency in the exercise of its power of eminent domain or by private purchase in lieu thereof (or in the event that at such time there is any threat or imminence of any such acquisition by any such governmental agency), as determined by Buyer in its reasonable discretion, Buyer shall have the right, at its option, by written notice to Seller and to Escrow Agent, to either (i) terminate this Contract and any interest thereon, in which event the Deposit shall be delivered to Buyer, or
(ii) purchase only so much of the Property not condemned or under threat of condemnation, in which event the Purchase Price and terms shall be adjusted accordingly.

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     17. NOTICE. Unless stated otherwise herein, all notices, demands or communications ("notices") permitted or required to be given hereunder shall be in writing and either mailed, hand-delivered, sent by overnight courier service, or delivered by facsimile. All notices shall be deemed given on the date of actual receipt. Notices shall be addressed to Seller, the Buyer or the Escrow Agent, as the case may be, at the address or telecopy number shown below, or to such other address as either party shall notify the other in accordance with the provisions hereof. Actual receipt for purposes of notice given by telecopy shall be when the notice is transmitted to the party's telecopy number specified below and confirmation of receipt is received by the transmitting party during normal business hours or on the next business day if not confirmed during normal business hours (normal business hours being deemed to end at 5:00 P.M., Monday through Friday, except legal holidays):

If addressed to Seller:         The Shaeffer Family, L.L.C.
                                103 Downing Street
                                Chapel Hill, N.C. 27560
                                Attn: Jeffrey Shaeffer
                                Phone (919) 468-2029
                                Facsimile: (919) 468-____
                                e-mail: ________________

And also to                     West End Group of Investors, L.L.C.
                                Attention: Clarence Haymaker
                                322 West Washington Street
                                Charles Town, West Virginia 24514
                                Attn Clarence Haymaker, Member
                                Phone: (304) 725 3369
                                Facsimile: (304) 7286884
                                e-mail: ____________________

With a copy to:                 Fredric L. Spain, Manager
                                9815 Indian Queen Point Rd
                                Fort Washington, MD 20744
                                Phone: 703 963 0547

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

                                Facsimile: _________________
                                Email: fredspain@mris.com

                                Sellers Attorney
                                Mr. John McCormick
                                976 Airport Road, Suite 150
                                Chapel Hill, NC 27514
                                Phone: ___________________
                                Facsimile: _________________
                                Email: jmccormick@mccormicklawfirm.com

If addressed to Buyer:          STANLEY MARTIN COMPANIES, INC.
                                Attention: Robert Statz
                                1881 Campus Commons Drive Suite 101
                                Reston 20191
                                Phone: (703) 715-7800
                                Facsimile: (703) 476-9026
                                Email: statzre@stanleymartin.com

If addressed to Escrow Agent:   James Crawford, Esq.
                                Crawford and Keller
                                120 N. George Street
                                Charles Town, WV 25414
                                Phone: (304) 279-4364
                                Facsimile: (304 725-2154
                                E-mail: jim@crawfordandkeller.com

     18. GOVERNING LAW. It is the intention of the parties hereto that all questions with respect to the construction of the Contract and the rights and liabilities of the parties hereunder shall be determined in accordance with the laws of the State of West Virginia.

     19. BROKERAGE. Seller and Buyer warrant to each other that neither has

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

dealt with or been represented by any agent, consultant, broker or finder in this transaction, and that no commission or other fee is contemplated with respect to this transaction. Seller and Buyer hereby agree to indemnify, defend and hold each other harmless of and from any claim by any party that a commission or other fee is due and owing to such party in connection with this sale transaction as a result of the act or failure to act of the indemnifying party.

     20. DISPUTE RESOLUTION; LIMITATION OF SELLER' S LIABILITY. In the event any litigation is commenced between the parties hereto concerning the Property, this Contract, or the rights and duties of either in relation thereto, including, without limitation, an action for specific performance hereunder, the party prevailing in such litigation shall be entitled, in addition to such other relief granted, to costs and a reasonable sum as and for attorneys' fees in such litigation, to be determined by the Court in such litigation or in a separate action brought for that purpose.

     21. POST CLOSING OBLIGATIONS. Buyer hereby agrees that, at Settlement hereunder, Buyer shall execute and deliver its agreement to assume and be responsible for all of Seller's obligations with respect to granting easements and sharing responsibility for the maintenance of the Storm Water Management Basin to be constructed upon the Property as the same are set forth in the Storm Water Management Basin Agreement and Buyer shall indemnify and hold Seller harmless from and against any liability or loss Seller may suffer due to Buyer's failure to perform Seller's obligations after Settlement hereunder in accordance with the terms thereof. Buyer expressly acknowledges that, among the obligations set forth in the Storm Water Management Basin Agreement that shall be come binding upon Buyer at Settlement are the following:

     (a) The obligation to grant an easement along the southern property line for the

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

extension of a sewer line.

     (b) The obligation to cooperate with Ranson Retail during its construction of a storm water management facility in a size sufficient to serve the Ranson Retail Property, the adjoining Marcus Enterprises property and a portion of the Flowing Springs Neighborhood.

     (c) Funds are now in escrow at the United Bank, Charles Town in the amount of $537,000.00 to pay for the construction of the Storm Water Management Basin. After Settlement, any amounts required to be refunded by Seller to this construction escrow as a result of construction costs incurred after Settlement shall be paid by Buyer.

     (d) The obligation to provide access to the Storm Water Management Basin to the extent necessary to enable the owner of the RANSON RETAIL Property to satisfy any of its obligations with respect thereto.

     (e) The obligation to create an owners association for the Property.

     (f) The obligation to enter into a reciprocal easement agreement for the maintenance of the Storm Water Management Basin in the event that responsibility for such maintenance is not assumed by the City of Ranson.

     Seller shall keep Buyer advised of all notices received in connection therewith.

     22.  MISCELLANEOUS PROVISIONS.

          22.1 If any term, covenant or condition of this Contract, or its application to any person or circumstances, shall be invalid or unenforceable, the remainder of this Contract, or the application of such term or provisions to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected, and each term shall be valid and enforceable to the fullest extent permitted by law.

          22.2 This Contract contains the entire agreement among the parties regarding the subject matter of this Contract. There are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or

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

implied, among them, relating to this subject matter, other than as herein set forth. This Contract is intended by the parties to be an integration of all prior or contemporaneous promises, agreements, conditions, negotiations and undertakings between them. This Contract may not be modified orally or in any manner other than by an agreement in writing signed by all the parties, or their respective successors in interest. This Contract may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

          22.3 The parties to this Contract mutually agree that it shall be binding upon them and each of their respective successors and permitted assigns. It is further agreed that neither party shall have the right to assign its rights or obligations hereunder without the prior written consent of the other party, which consent may be withheld in such party's sole discretion. The foregoing notwithstanding, Buyer shall have the right, without the consent of Seller, to assign its rights and obligations hereunder at any time to an entity directly controlled by Buyer, its principals or their affiliates, or to an unrelated party simultaneously with Settlement hereunder, provided that such assignee assumes, in writing, said rights and obligations. The foregoing notwithstanding, however, Buyer shall remain liable hereunder in the event that such assignee shall fail to perform as required.

          22.4 Whenever reference herein is made to "days," the same shall mean "calendar days" unless "business days" are specified. Any date specified in this Contract which is a Saturday, Sunday or legal holiday shall be extended to the first regular business day after such date which is not a Saturday, Sunday or legal holiday.

          22.5 Notwithstanding any other provision of this Contract or any agreements, contracts or obligations which may derive there from, nothing contained herein shall be construed to make the parties hereto partners or joint ventures, or to render either party liable for any of the debts or obligations of the other, it being the intention of this Contract to merely create the relationship of Seller and Buyer regarding

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

the Property to be conveyed hereby.

          22.6 The paragraph headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. Wherever herein the singular number is used, the same shall apply to the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context may require.

          22.7 For purposes of this Contract, the "Effective Date" shall mean the date of receipt by Buyer of a fully executed Contract, which date of receipt shall be determined in accordance with Paragraph 20 herein and shall be inserted on page 1 of this Contract.

          22.8 Seller and Buyer covenant and agree to do any and all further acts, not otherwise inconsistent herewith, and to execute and acknowledge, seal and deliver any and all other and further instruments and documents, not otherwise inconsistent herewith, in order to consummate the transactions contemplated hereby. The parties hereto shall cooperate with each other in every reasonable manner, other than pecuniary, in order to fulfill each party's obligations hereunder.

          22.9 Buyer and Seller each reserve the right to waive any of the terms and conditions of this Contract which benefit the party waiving the same, and to purchase or sell the Property in accordance with the terms and conditions of this Contract which have not been so waived. Any such waiver must be in writing, signed by the party waiving the same.

          22.10 Neither this Contract, nor any notice of this Contract, shall be recorded.

          22.11 In order to satisfy the Rule Against Perpetuities, it is hereby provided that Settlement hereunder shall occur, if at all, within ten (10) years of the Effective Date hereof.

          22.12 Seller represents to Buyer that WEST END GROUP OF

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

INVESTORS, LLC is and will be the Development Manager with the power and authority to act with respect to this Contract and the Property on behalf of both parties constituting the Seller and that any actions taken by WEST END GROUP OF INVESTORS, LLC shall be binding upon Seller.

     23. SELLERS ARE REAL ESTATE BROKERS. The parties acknowledge that certain owners/managers/members are real estate agents/brokers and this disclosure is made to satisfy rules concerning such disclosure.

     IN WITNESS WHEREOF, the parties have executed this Real Estate Contract on the date set forth below.

WITNESS/ATTEST:                         SELLER:

                                        The Shaeffer Family, L.L.C.


                                        By:
-------------------------------------       ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        (Date)
                                               ---------------------------------


                                        WEST END GROUP OF INVESTORS, LLC.


                                        By:
-------------------------------------       ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        (Date)
                                               ---------------------------------


WITNESS/ATTEST:                         BUYER:

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

                                        STANLEY MARTIN COMPANIES, INC.


                                        By:
-------------------------------------       ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        (Date)
                                               ---------------------------------

            REAL ESTATE CONTRACT- THE SHAEFFER FAMILY, L.L.C. ET AL.
                          AND STANLEY MARTIN COMPANIES

                                        READ, AGREED AND APPROVED

                                        ESCROW AGENT:


                                        By:
-------------------------------------       ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        (Date)
                                               ---------------------------------

            REAL ESTATE CONTRACT- THE SHAEFFER FAMILY, L.L.C. ET AL.
                          AND STANLEY MARTIN COMPANIES

STATE OF ________,
___________________ COUNTY, to wit:

     I HEREBY CERTIFY, that on this _____ day of _________, 2005, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared _________________________, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within and foregoing Real Estate Contract, and acknowledged that he is Manager of The Shaeffer Family, L.L.C., and that he, as such Manager, being authorized so to do, executed the same, for the purposes therein contained, by signing his name as Manager thereof, and further acknowledged the same to be the free act of The Shaeffer Family, L.L.C.

     WITNESS my hand and Notarial Seal.

                                        ----------------------------------------
                                        NOTARY PUBLIC

                                        ----------------------------------------
                                        Printed Name

My Commission Expires:

            REAL ESTATE CONTRACT- THE SHAEFFER FAMILY, L.L.C. ET AL.
                          AND STANLEY MARTIN COMPANIES

STATE OF ________,
___________________ COUNTY, to wit:

     I HEREBY CERTIFY, that on this _____ day of _________, 2005, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared _________________________, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within and foregoing Real Estate Contract, and acknowledged that he is Manager of WEST END GROUP OF INVESTORS, , L.L.C., and that he, as such Manager, being authorized so to do, executed the same, for the purposes therein contained, by signing his name as Manager thereof, and further acknowledged the same to be the free act of WEST END GROUP OF INVESTORS, L.L.C.

     WITNESS my hand and Notarial Seal.

                                        ----------------------------------------
                                        NOTARY PUBLIC

                                        ----------------------------------------
                                        Printed Name

My Commission Expires:

            REAL ESTATE CONTRACT- THE SHAEFFER FAMILY, L.L.C. ET AL.
                          AND STANLEY MARTIN COMPANIES

STATE OF MARYLAND,
MONTGOMERY COUNTY, to wit:

     I HEREBY CERTIFY, that on this _____ day of _________, 2005, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared _________________________________ known to me (or satisfactorily proven) to be the person whose name is subscribed to the within and foregoing Real Estate Contract, and acknowledged that he is the Authorized Signatory of Stanley Martin Companies, Inc., which entity is the Buyer being authorized so to do, executed the same, for the purposes therein contained, by signing his name as the Vice President of Stanley Martin Companies, Inc. further acknowledged the same to be the free act of Stanley Martin Companies, Inc.

     WITNESS my hand and Notarial Seal.


                                        ----------------------------------------
                                        NOTARY PUBLIC

                                        ----------------------------------------
                                        Printed Name

My Commission Expires:

          REAL ESTATE CONTRACT - THE SHAEFFER FAMILY, L.L.C. ET AL. AND
                            STANLEY MARTIN COMPANIES

          REAL ESTATE CONTRACT - THE SHAEFFER FAMILY, L.L.C. ET AL. AND
                            STANLEY MARTIN COMPANIES

                                   EXHIBIT "A"

                              PROPERTY DESCRIPTION

          REAL ESTATE CONTRACT - THE SHAEFFER FAMILY, L.L.C. ET AL. AND
                            STANLEY MARTIN COMPANIES

                                   EXHIBIT A-1

                             PRELIMINARY SKETCH PLAN

          REAL ESTATE CONTRACT - THE SHAEFFER FAMILY, L.L.C. ET AL. AND
                            STANLEY MARTIN COMPANIES

                                    EXHIBIT B

                                  DEED OF TRUST

          REAL ESTATE CONTRACT - THE SHAEFFER FAMILY, L.L.C. ET AL. AND
                            STANLEY MARTIN COMPANIES

                                    EXHIBIT C

                      DESCRIPTION OF RANSON REALTY PROPERTY

          REAL ESTATE CONTRACT - THE SHAEFFER FAMILY, L.L.C. ET AL. AND
                            STANLEY MARTIN COMPANIES

                                    EXHIBIT E

                     STORM WATER MANAGEMENT BASIN AGREEMENT

          REAL ESTATE CONTRACT - THE SHAEFFER FAMILY, L.L.C. ET AL. AND
                            STANLEY MARTIN COMPANIES

                                    EXHIBIT F

                              ENVIRONMENTAL REPORT

          REAL ESTATE CONTRACT - THE SHAEFFER FAMILY, L.L.C. ET AL. AND
                            STANLEY MARTIN COMPANIES